Exhibit (e)(1)(n)
SCHEDULE A
(to Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated effective January 1, 2007)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate Fund	A, B, C, R
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R
PL Portfolio Optimization Aggressive Fund	A, B, C, R

PL Money Market Fund	A
PL Income Fund	A, I
PL Floating Rate Income Fund	I

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth LT Fund	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
Effective: July 1, 2011

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD

AGREED TO & ACCEPTED BY:

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	BY:	/s/ Jane M. Guon

Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Vice President & Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	BY:	/s/ Jane M. Guon

Name: Adrian S. Griggs		Name: Jane M. Guon
Title: Chief Executive Officer		Title: Vice President & Secretary